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                                   EXHIBIT 3.1

                      ARTICLES OF AMENDMENT TO THE CHARTER
                                       OF
                             LANDAIR SERVICES, INC.

         Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment (the "Articles of Amendment") to its charter (the "Charter"):

         1. Name of Corporation. The name of the corporation is Landair Services, Inc.

         2. Section 1 of the Charter is hereby deleted in its entirety and replaced with the following:

               "The name of the corporation is Forward Air Corporation."

         3. Adoption. These Articles of Amendment were duly adopted by the Board of Directors and the shareholders of the corporation on August 24, 1998.

         4. Effective Date. These Articles of Amendment will be effective when filed with the Secretary of State.

Dated: August 26, 1998.


         LANDAIR SERVICES, INC.

         By:
            --------------------------------------
            Chief Financial Officer, Senior Vice
            President and Treasurer